Exhibit 99.1

Birner Dental Management Services, Inc. Announces Results For 2Q 2016

DENVER, Aug. 15, 2016 /PRNewswire/ -- Birner Dental Management Services, Inc. (OTCQX: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter and six months ended June 30, 2016. For the quarter ended June 30, 2016, revenue decreased $469,000, or 2.9%, to $15.9 million. The Company's earnings before interest, taxes, depreciation, amortization, and stock-based compensation expense ("Adjusted EBITDA") decreased $299,000, or 26.8%, to $816,000 for the quarter ended June 30, 2016. Net loss for the quarter ended June 30, 2016 increased $173,000 to $(230,000) compared to $(57,000) for the quarter ended June 30, 2015. Net loss per share increased to $(0.12) for the quarter ended June 30, 2016 compared to $(0.03) for the quarter ended June 30, 2015.

For the six months ended June 30, 2016, revenue decreased $626,000, or 1.9%, to $32.3 million. The Company's Adjusted EBITDA decreased $494,000, or 21.4%, to $1.8 million for the six months ended June 30, 2016. Net loss for the six months ended June 30, 2016 increased $227,000 to $(331,000) compared to $(103,000) for the six months ended June 30, 2015. Net loss per share increased to $(0.18) for the six months ended June 30, 2016 compared to $(0.06) for the six months ended June 30, 2015.

The Company believes that dentist transition partially contributed to the decrease in revenue for the quarter ended June 30, 2016. In addition, beginning in May 2016, an activist shareholder group began making a series of public disclosures critical of the Company, its board and management. Revenue at the Company, as measured by daily productivity in the Offices, declined following the commencement of these disclosures. The Company believes this decline in revenue is related to employee distractions caused by these disclosures. Additionally, the Company incurred additional legal and other expenses during the quarter in addressing these disclosures and other matters related to the activist shareholder group. The Company also incurred expenses in connection with its board of directors' ongoing evaluation of the Company's strategic options.

Since 2012, the Company has opened eight de novo offices: in Tucson, Arizona and in Erie, Colorado in the fourth quarter of 2012; in Loveland, Colorado in July 2013; in Monument, Colorado in December 2013; in Fort Collins, Colorado in May 2014; in Scottsdale, Arizona in October 2014; in Albuquerque, New Mexico in September 2015; and in Commerce City, Colorado in January 2016. Significantly contributing to the decrease in Adjusted EBITDA during the quarter and six months ended June 30, 2016 was negative Adjusted EBITDA from the Company's two most recently opened de novo offices. The Company's de novo offices typically take a period of time after opening before they generate positive Adjusted EBITDA. The two de novo offices had negative Adjusted EBITDA of $111,000 for the quarter ended June 30, 2016 and $321,000 for the six months ended June 30, 2016. Aggregate Adjusted EBITDA of the six de novo offices opened from 2012 through 2014 improved from $(136,000) in the quarter ended June 30, 2015 to $(80,000) in the quarter ended June 30, 2016, with two of these six de novo offices contributing positive Adjusted EBITDA. Adjusted EBITDA for these six de novo offices also improved from $(247,000) in the six months ended June 30, 2015 to $(133,000) in the six months ended June 30, 2016, with two of these six de novo offices contributing positive Adjusted EBITDA.

As previously announced, the Company does not intend to open any additional de novo offices for the balance of the year. Instead, the Company will focus on gaining profitability in its most recently opened offices and its existing facilities, filling excess capacity in its offices, and paying down bank debt. Under its current credit facility, the Company is not permitted to pay dividends until 2017, subject to certain conditions.

During the six months ended June 30, 2016, the Company paid approximately $409,000 in dividends to its shareholders, had capital expenditures of $418,000 and decreased total bank debt outstanding by approximately $422,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 69 dental offices, of which 36 were acquired and 33 were de novo developments. As of June 30, 2016, the Company had 102 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended June 30, 2016 on Monday, August 15, 2016 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-866-598-9768 and refer to Confirmation Code 1754606 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on August 15, 2016, the rebroadcast number is 1-888-203-1112 with the pass code of 1754606. This rebroadcast will be available through August 29, 2016.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods, including the amount of bank debt, performance of de novo offices, the payment or nonpayment of dividends and dentist turnover. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2015. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Quarters Ended				Six Months Ended
	June 30,				June 30,
	2015		2016		2015		2016
REVENUE:
Dental practice revenue	$ 15,170,913		$ 14,654,768		$ 30,559,888		$ 30,021,310
Capitation revenue	1,183,716		1,230,372		2,382,266		2,295,063
	16,354,629		15,885,140		32,942,154		32,316,373

DIRECT EXPENSES:
Clinical salaries and benefits	9,718,810		9,450,678		19,663,626		19,321,628
Dental supplies	753,716		732,657		1,499,200		1,457,930
Laboratory fees	854,796		908,029		1,665,173		1,779,644
Occupancy	1,437,852		1,553,800		2,912,525		3,120,605
Advertising and marketing	220,017		155,208		380,905		314,078
Depreciation and amortization	1,084,479		1,018,043		2,194,350		2,038,133
General and administrative	1,318,264		1,341,988		2,576,029		2,745,198
	15,387,934		15,160,403		30,891,808		30,777,216

Contribution from dental offices	966,695		724,737		2,050,346		1,539,157

CORPORATE EXPENSES:
General and administrative	982,334	(1)	970,860	(1)	2,057,340	(2)	1,847,766	(2)
Depreciation and amortization	56,573		56,080		111,908		118,880

OPERATING LOSS	(72,212)		(302,203)		(118,902)		(427,489)
Interest expense, net	22,040		75,550		50,557		114,873

LOSS BEFORE INCOME TAXES	(94,252)		(377,753)		(169,459)		(542,362)
Income tax benefit	(36,759)		(147,324)		(66,089)		(211,522)

NET LOSS	$ (57,493)		$ (230,429)		$ (103,370)		$ (330,840)

Net loss per share of Common Stock - Basic	$ (0.03)		$ (0.12)		$ (0.06)		$ (0.18)

Net loss per share of Common Stock - Diluted	$ (0.03)		$ (0.12)		$ (0.06)		$ (0.18)

Cash dividends per share of Common Stock	$ 0.22		$ -		$ 0.44		$ -

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,859,689		1,860,261		1,859,689		1,860,372

Diluted	1,859,689		1,860,261		1,859,689		1,860,372

(1)	Corporate expense - general and administrative includes $46,491 and $44,102 of stock-based compensation expense pursuant to ASC Topic 718 for the quarters ended June 30, 2015 and 2016, respectively.
(2)

Corporate expense - general and administrative includes $127,264 and $90,809 of stock-based compensation expense pursuant to ASC Topic 718 for the six months ended June 30, 2015 and 2016, respectively.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	June 30,
ASSETS	2015	2016
CURRENT ASSETS:
Cash	$ 258,801	$ 293,966
Accounts receivable, net of allowance for doubtful
accounts of approximately $390,000 and $390,000, respectively	3,043,655	3,244,751
Note receivable	34,195	34,195
Deferred tax asset	275,907	283,443
Income tax receivable	73,878	-
Prepaid expenses and other assets	575,770	764,743

Total current assets	4,262,206	4,621,098

PROPERTY AND EQUIPMENT, net	9,808,014	8,491,613

OTHER NONCURRENT ASSETS:
Intangible assets, net	7,565,648	7,143,366
Deferred charges and other assets	155,741	155,741
Note receivable	55,002	40,399

Total assets	$ 21,846,611	$ 20,452,217

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,920,998	$ 2,781,103
Accrued expenses	1,547,915	901,631
Accrued payroll and related expenses	2,330,398	2,433,361
Income taxes payable	-	105,339
Current maturities of long-term debt	1,500,000	2,000,000

Total current liabilities	8,299,311	8,221,434

LONG-TERM LIABILITIES:
Deferred tax liability, net	2,242,800	1,941,098
Long-term debt	8,707,578	7,785,367
Other long-term obligations	949,554	1,105,841

Total liabilities	20,199,243	19,053,740

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares
authorized; 1,861,106 and 1,860,261 shares issued and
outstanding, respectively	1,446,182	1,528,131
Retained earnings (accumulated deficit)	201,186	(129,654)

Total shareholders' equity	1,647,368	1,398,477

Total liabilities and shareholders' equity	$ 21,846,611	$ 20,452,217

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net loss can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax benefit to net loss as in the table below.

	Quarters		Six Months
	Ended June 30,		Ended June 30,
	2015	2016	2015	2016
RECONCILIATION OF ADJUSTED EBITDA:
Net loss	($57,493)	($230,429)	($103,370)	($330,840)
Add back:
Depreciation and amortization - Offices	1,084,479	1,018,043	2,194,350	2,038,133
Depreciation and amortization - Corporate	56,573	56,080	111,908	118,880
Stock-based compensation expense	46,491	44,102	127,264	90,809
Interest expense, net	22,040	75,550	50,557	114,873
Income tax benefit	(36,759)	(147,324)	(66,089)	(211,522)

Adjusted EBITDA	$1,115,331	$816,022	$2,314,620	$1,820,333